Exhibit 99.1

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS.

FOR THE YEARS ENDED

DECEMBER 31, 2015 AND 2014

PROTAGENIC THERAPEUTICS, INC. AND

SUBSIDIARY

DECEMBER 31, 2015 AND 2014

TABLE OF CONTENTS

Page

Reports of Independent Registered Public Accounting Firms	1-2
Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations and Comprehensive Loss	4

Consolidated Statements of Stockholders’ Deficit	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Protagenic Therapeutics, Inc.

We have audited the accompanying consolidated balance sheet of Protagenic Therapeutics, Inc. (the “Company”) as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protagenic Therapeutics, Inc. as of December 31, 2015, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

New York, New York

July 12, 2016

Schulman Lobel
certified public accountants and advisors

NEW YORK • 1001 Avenue of the Americas, 2nd Floor • New York, NY 10018
Tel 212.868.5781 • Fax 212.868.5782
NEW JERSEY • 2 King Arthur Court, Suite A • North Brunswick, New Jersey 08902
Tel 908.964.8300 • Fax 908.964.9090

www.schulmanlobel.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Protagenic Therapeutics, Inc. and Subsidiary as of December 31, 2014 and the related consolidated statements of operations and comprehensive (loss), stockholders' (deficit) equity, and cash flows for the year then ended. Protagenic Therapeutics, Inc. and Subsidiary's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protagenic Therapeutics, Inc. and Subsidiary as of December 31, 2014 and the results of their consolidated operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has continued to incur net (losses), has an accumulated (deficit) as of December 31, 2014 and its principal operations have not yet commenced. These factors among others create a substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our opinion is not modified with respect to that matter.

Schulman Lobel Zand Katzen Williams & Blackman LLP
Schulman Lobel Zand Katzen Williams & Blackman LLP

CERTIFIED PUBLIC ACCOUNTANTS

North Brunswick, New Jersey
October 16, 2015

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,343	$22,733
TOTAL CURRENT ASSETS	3,343	22,733
EQUIPMENT
Office	-	9,414
Computer	1,712	12,506
	1,712	21,920
Less: Accumulated depreciation	(143)	(21,920)
Total equipment	1,569	-
OTHER ASSETS	6,230	4,147
TOTAL ASSETS	$11,142	$26,880
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Bridge Loan Payable - Stockholder and accrued interest	$399,103	$-
Accounts payable and accrued expenses	276,532	145,733
Income taxes payable	2,723	2,500
TOTAL CURRENT LIABILITIES	678,358	148,233
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT
Common stock at $.001 par value, 20,000,000 shares authorized; 7,613,338 shares issued and 6,613,338 outstanding for December 31, 2015 and 2014	7,613	7,613
Additional paid-in-capital	5,880,119	5,401,490
Accumulated deficit	(6,306,297)	(5,282,875)
Treasury stock, at cost $.001 par value, 1,000,000 shares, for December 31, 2015 and 2014	(100,000)	(100,000)
Accumulated other comprehensive loss	(148,651)	(147,581)
TOTAL STOCKHOLDERS' DEFICIT	(667,216)	(121,353)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$11,142	$26,880

The accompanying notes are an integral part of these consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
REVENUE	$-	$-
OPERATING AND ADMINISTRATIVE EXPENSES
Research and development expenses
Sponsorship research and development	170,575	67,270
Legal fees	164,855	25,287
Salaries	73,815	88,791
Patent expense	22,435	60,434
Consulting	10,008	10,861
Payroll taxes and employee benefits	10,170	5,335
Rent - related party and officer	4,546	5,862
Travel	6,228	2,892
Telephone, internet and website	1,658	2,703
Miscellaneous	165	-
Rebates from research and development Canadian tax credits	(8,181)	(78,366)
Total research and development expenses	456,274	191,069
General and administrative expenses	568,764	101,031
TOTAL OPERATING AND ADMINISTRATIVE EXPENSES	1,025,038	292,100
LOSS FROM OPERATIONS	(1,025,038)	(292,100)
OTHER INCOME (EXPENSE)
Interest income	-	49
Interest expense - stockholder	(11,473)	-
Foreign currency exchange gain (loss)	13,089	(10,430)
TOTAL OTHER INCOME (EXPENSE)	1,616	(10,381)
NET LOSS	(1,023,422)	(302,481)
COMPREHENSIVE LOSS
Other Comprehensive Loss - net of tax
Foreign exchange translation loss	(1,070)	(156,338)
TOTAL COMPREHENSIVE LOSS	$(1,024,492)	$(458,819)
Net loss per common share - basic and diluted	$(0.15)	$(0.05)
Weighted average common shares - basic and diluted	6,613,338	6,613,338

The accompanying notes are an integral part of these consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

							Accumulated
							Other
	Common Stock		Additional	Accumulated	Treasury Stock		Comprehensive	Stockholders'
	Shares	Amount	Paid-in-Capital	Deficit	Shares	Amount	Loss	Deficit

BALANCE - January 1, 2014	7,613,338	$7,613	$5,316,322	$(4,980,394)	(1,000,000)	$(100,000)	$8,757	$252,298
Stock compensation	-	-	85,168	-	-	-	-	85,168
Foreign currency translation loss	-	-	-	-	-	-	(156,338)	(156,338)
Net loss	-	-	-	(302,481)	-	-	-	(302,481)
BALANCE - December 31, 2014	7,613,338	7,613	5,401,490	(5,282,875)	(1,000,000)	(100,000)	(147,581)	(121,353)
Stock compensation	-	-	478,629	-	-	-	-	478,629
Foreign currency translation loss	-	-	-	-	-	-	(1,070)	(1,070)
Net loss	-	-	-	(1,023,422)	-	-	-	(1,023,422)
BALANCE - December 31, 2015	7,613,338	$7,613	$5,880,119	$(6,306,297)	(1,000,000)	$(100,000)	$(148,651)	$(667,216)

The accompanying notes are an integral part of these consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,023,422)	$(302,481)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	143	380
Stock based compensation	478,629	85,168
Interest added to bridge loan	11,473	-
Changes in operating assets and liabilities
Prepaid research and development expenses	-	47,224
Other assets	(2,916)	(1,084)
Accounts payable and accrued expenses	154,529	15,423
Income taxes payable	223	(600)
NET CASH USED IN OPERATING ACTIVITIES	(381,341)	(155,970)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(1,791)	-
NET CASH USED IN INVESTING ACTIVITIES	(1,791)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bridge loan	387,630	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	387,630	-
Effect of exchange rate on cash and cash quivalents	(23,888)	22,720
NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,390)	(133,250)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	22,733	155,983
CASH AND CASH EQUIVALENTS, END OF YEAR	$3,343	$22,733
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1                 ORGANIZATION AND NATURE OF BUSINESS

Protagenic Therapeutics, Inc. (“PTI U.S.A.”) was organized on September 29, 2004 in the State of Delaware. On September 14, 2015, PTI U.S.A. obtained its renewal and revival of its Delaware charter which had become inoperative effective August 7, 2015. The Company is a privately held biotechnology company focused on the discovery, research and development of pre-clinical studies for developing novel, naturally occurring, human neuropeptide-based, brain- active therapeutics for treatment of depression, mood, anxiety and other neurodegenerative disorders. The Company is also interested in acquiring exclusive intellectual property rights for peptide-based therapeutics for the treatment of neurological and mood disorders. Once the Company’s planned principal operations commence, its focus will be licensing certain technologies and the continued research of the new technologies.

Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”) was incorporated in 2006 in the Province of Ontario, Canada. PTI Canada is a wholly-owned subsidiary of PTI U.S.A. (collectively, the “Company”). It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada.

NOTE 2                 LIQUIDITY

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $1,023,422 and $302,481 for the years ended December 31, 2015 and 2014, respectively. The Company has incurred losses since inception resulting in an accumulated deficit of $6,306,297 as of December 31, 2015, and has had negative cash flows from operating activities. The Company anticipates further losses in the development of its business. Additionally, the Company had a net working capital deficiency of $675,015 at December 31, 2015.

The Company intends to finance its activities through managing current cash and cash equivalents on hand and seeking additional funds raised in the future through the issuance of common stock, borrowing of funds or merging with another company (see Note 11). Subsequently in February 2016 through April 2016, the Company raised total gross proceeds $4,635,575 (net proceeds of $4,283,438) through a private offering of Series B Preferred Stock. As a result, the Company expects its cash to sustain its operations through the end of 2017. In the next 12 months, the Company expects to burn cash of approximately $2,691,000. In addition to the above capital raise, the Company will need to raise additional funds. However, there can be no assurance that financing will be available when required or if available, obtained on satisfactory terms to the company.

NOTE 3                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of PTI U.S.A, and its wholly owned subsidiary, PTI Canada. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation and Transactions

The assets and liabilities of the Company’s foreign subsidiary PTI Canada are translated into U.S. dollars from its functional currency using the exchange rate in effect at the balance sheets date. Additionally, the accounts on the statements of operations are translated using exchange rates approximating average rates prevailing during the years. Equity accounts are translated at historical exchange rates. Translation adjustments that arise from translating its financial statements from the local currency to the U.S. dollar are accumulated and reflected as a separate component of stockholders’ deficit. The current year effect of the transaction adjustments are included on the statement of operations as a foreign currency exchange gain (loss).

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Significant estimates include accruals, contingencies, valuation allowance for deferred tax assets and valuation of stock options and warrants. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of money market instruments with an original maturity at the time of purchase of three months or less. The Company maintains its cash and cash equivalents with two high credit quality financial institutions with one located in each the United States and Canada, which at times, may be in excess of insured amounts with the U.S. Federal Deposit Insurance Company and Canada Deposit Insurance Corporation. The Company’s policy is to maintain its cash and cash equivalents with reputable financial institutions assessed on an annual basis. There are no cash equivalents at this time. There is little concentration of credit risk for foreign cash as minimal balances of cash are held by PTI Canada.

Equipment

Equipment was stated at cost less accumulated depreciation. Improvements and replacements of equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of equipment are charged to expense as incurred. When assets are retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss will be reported in the consolidated statements of operations. Depreciation is computed using straight- line methods over their estimated useful lives ranging from 3 to 5 years.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Rebates from Research and Development Credits

The Company derives rebates from scientific research and experimental development tax credits issued by the Canada Revenue Agency for qualified expenditures. The credits are recognized when the rebate is issued. The amounts received are reinvested into the Company’s scientific research, experimental development and operational works conducted in Canada.

Research and Development Expenses, net of Rebates

The Company’s research and development expenditures for present and future products are expensed as incurred.

Treasury Stock

Management of the Company does not plan to retire the stock and applies the cost method to its treasury stock transactions. Differences between proceeds for reissuance of treasury stock and the cost are credited or charged to additional paid in capital to the extent of the prior credits and thereafter to accumulated deficit.

Fair Value Measurements

Accounting Standards Codification 820, “Fair Value Measurements and Disclosure,” (“ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

  The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

There were no transfers in or out of any level for the years ended December 31, 2015 and 2014. The Company determines fair values for its investment assets as follows:

Cash and cash equivalents, accounts payable, and accrued expenses carry value equals approximately the fair value due to its short term nature. Based on the borrowing rates currently available to the Company for loans with similar terms and the expected short term maturity, the carrying value of the bridge note payable approximates fair value.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company accounts for stock based compensation costs under the provisions of ASC No. 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock based payments granted to employees, officers, directors, and consultants based on the grant date fair value estimated in accordance with the provisions of ASC No. 718. ASC No. 718 is also applied to awards modified, repurchased, or canceled during the periods reported. Pursuant to ASC No. 718 the Company recognize the compensation cost for an award of share-based over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period.

Income Taxes

The Company accounts for income taxes utilizing the liability method. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement basis and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such asset will be realized.

Management has determined that a valuation allowance is required for the deferred tax assets which is primarily attributable to net operating loss carry forwards for federal and state tax purposes. The net operating losses expire through 2035 and 2022 for federal and state taxes, respectively. Thus, the consolidated financial statements do not reflect a deferred tax provision.

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. Potentially dilutive securities consisting of options and warrants aggregating 5,111,111 and 4,371,111 for the years ended December 31, 2015 and 2014, respectively were not included in the calculation of weighted-average shares of common stock outstanding as they were determined to be anti-dilutive.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation" which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. For public business entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption will be permitted in any interim or annual period for which financial statements have not yet been issued or have not been made available for issuance. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income taxes. The provisions of ASU No. 2015-17 simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantialdoubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

 Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements filed with this annual report.

NOTE 4                     ACCOUNTS PAYABLE AND ACCRUED EXPENSES

           Accounts payable and accrued expenses consist of the following as of December 31:

	2015	2014

Legal expenses	$186,936	$51,120
Salaries	41,166	--
Patent cost	29,239	87,244
Research and development	8,128	6,089
Payroll taxes and employee benefits	6,222	--
Other	4,841	1,280

	$276,532	$145,733

NOTE 5                   BRIDGE LOAN PAYABLE - STOCKHOLDER

The Company did not enter into any bridge loan arrangements during 2014. During January 1, 2015 through December 31, 2015, the Company had entered into a series of bridge loan arrangements for total borrowings received and interest accrued of $399,103 with a major Stockholder and Chairman. The proceeds were used to fund research, development and the general operating activity of the Company. The Company has guaranteed the payment of all principal and interest in the form of the Company’s common stock at a purchase price of $1.25 per share. The loan bears interest at a rate of 10% per annum. The Company recorded interest expense of $11,473 for the year ended December 31, 2015. Subsequent to December 31, 2015, the Company converted $350,000 in principal on the note into shares of Series B Preferred Stock in the Private Offering at a price of $1.25 per share. In addition, during June 2016, the Company has agreed to convert the remaining principal and interest at $1.25 per share.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 6                   STOCKHOLDERS’ DEFICIT

Common Stock

The Company adopted a certificate of amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of its $.001 par value common stock from 10,000,000 shares to 20,000,000 shares which was recorded by the state of Delaware on October 2, 2015.

No common stock was issued during the years ended December 31, 2015 and 2014.

Stock-Based Compensation

On March 15, 2006, the Company adopted the “Protagenic Therapeutic, Inc. 2006 Employee, Director and Consultant Stock Plan” (the “Plan”) and authorized 140,000 shares for issuance pursuant to the Plan. On April 1, 2012, the Company increased the number of authorized shares to 2,000,000 shares. In accordance with the Plan, the Company can grant to certain employees, directors or consultants options to purchase shares of the Company’s common stock which vest automatically or ranging from a one-year period to a five-year period. The shares are exercisable over a period of ten years from the date of grant. The Plan provides that qualified options be granted at an exercise price equal to the fair market value at the date of grant, as determined by the Board of Directors. During the years ended December 31, 2015 and 2014, the Company granted a total of 490,000 and 240,000 respectively, options to purchase shares of the Company’s common stock at an exercise price of $1.25 and $1.00 per share. The 2015 and 2014 options vest monthly ranging from six months to over a five-year period for one individual.

Management has determined that for each round of stock options granted, it was reasonable to estimate the fair value of the common stock options using the Black Scholes option pricing model. Accordingly, the Company has accounted for options using this calculated value method. Based on the fact that the Company is a privately held company with no revenue, management has estimated its expected future equity volatility factor in valuing the Company’s common stock equivalents by starting with its historical volatility adjusted for the volatility of equity interests from comparable publicly traded and privately held published companies to arrive at such industry benchmarks to evaluate.

The fair value of each stock option granted and warrant issued during 2015 and 2014 was estimated using the Black Scholes assumptions and or factors as follows:

	2015			2014
Expected dividend yield		0%		0%
Risk free interest rate	1.66%	-	2.43%	2.30%
Expected life in years		10		10
Expected volatility		85%		85%

No stock options expired or were forfeited during the years ended December 31, 2015 and 2014. As of December 31, 2015, the stock options had no intrinsic value as there was no current market value for the shares. The Company recognized stock-based compensation expense pertaining to the options granted of $190,751 and $85,168 during the years ended December 31, 2015 and 2014, respectively.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 6                    STOCKHOLDERS’ DEFICIT (CONTINUED)

Stock-Based Compensation (continued)

As of December 31, 2015 and 2014, the Plan had remaining option shares to be granted of 292,256 and 782,256, respectively. Unrecognized compensation expense related to unvested awards as of December 31, 2015 was approximately $290,985, and will be recognized over the remaining vesting periods of the underlying awards.

The following is an analysis of the stock option grant activity under the Plan:

		Exercise	Weighted Average
	Number	Price	Exercise Price
Stock Options

Outstanding January 1, 2014	977,744		$0.60
Granted	240,000	$1.00
Outstanding December, 31, 2014	1,217,744		$0.68
Granted	490,000	$1.25
Outstanding December, 31, 2015	1,707,744		$0.84

The following is an analysis of the vested and non-vested stock options under the Plan as of December 31, 2015:

Number of Options	Expiration Date	Remaining Contractual Life (Years)	Exercise Price
104,150	March 1, 2016	0.17	$0.26
312,449	March 15, 2016	0.21	$0.26
55,000	August 1, 2016	0.59	$0.26
60,000	November 1, 2016	0.84	$0.26
21,145	February 1, 2017	1.09	$1.00
290,000	March 1, 2021	5.25	$1.00
10,000	June 10, 2021	5.45	$1.00
50,000	April 1, 2022	6.25	$1.00
75,000	December 1, 2022	6.92	$1.00
90,000	March 1, 2024	8.17	$1.00
215,000	March 1, 2025	9.17	$1.25
75,000	March 9, 2025	9.19	$1.25
150,000	March 1, 2027	11.17	$1.00
200,000	January 22, 2030	14.07	$1.25
1,707,744

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 6                   STOCKHOLDERS’ DEFICIT (CONTINUED)

Warrants

The Company has conducted private placement offerings to raise financing since its formation. In connection with the private placement offerings that occurred in 2013, 2011, and 2007, the Company offered its common stock at a fixed purchase price of $1.00 per share, $0.001 par value, and offered 3 warrants for each share purchased. The warrants have an exercise price of $1.00 per share and have an exercise term of ten years from the date of issuance.

The Company has warrants outstanding as follows:

	December 31, 2015	December 31, 2014
Financing and stock subscriptions (includes 300,000 warrants to the Major Stockholder and Chairman)	2,100,000	2,100,000
Consultants	350,000	100,000
Major Stockholder and Chairman	953,367	953,367
Total Warrants Issued	3,403,367	3,153,367

A summary of warrant issuances are as follows:

		Exercise	Weighted Average
	Number	Price	Exercise Price
Warrants

Outstanding January 1, 2014	3,153,367		$1.01
Granted	-	$-
Outstanding December, 31, 2014	3,153,367		$1.00
Granted	250,000	$1.25
Outstanding December, 31, 2015	3,403,367		$1.05

All outstanding warrants are currently exercisable. A summary of warrants issued and outstanding at December 31, 2015 is summarized as follows:

Number of Common Stock Equivalents	Expiration Date	Remaining Contractual Life(Years)			Exercise Price
100,000	01/01/2017		1.2		$1.25
675,000	07/07/2021	5.5	to	6.7	$1.00
2,628,367	12/20/2023	7.3	to	8.1	$1.05
3,403,367

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 6                   STOCKHOLDERS’ DEFICIT (CONTINUED)

Warrants (continued)

The Company recognized stock-based compensation expense pertaining to the warrants issued of $287,878 and $0 during the years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015, the Major Stockholder and Chairman has been issued 1,253,367 warrants to purchase 417,789 shares of common stock at an exercise price of $1.00 exercisable over 10 year periods which ends either on May 19, 2021 (warrants to purchase 100,000 shares of common stock) or on February18, 2023 (warrants to purchase 317,789 shares of common stock).

NOTE 7                   INCOME TAXES

The components of (loss) income before income taxes are as follows:

	2015	2014
Domestic	(747,693)	16,001
Foreign	(275,729)	(318,482)
(Loss) income before income taxes	(1,023,422)	(302,481)

The Company had no income tax expense due to operating losses incurred for the years ended December 31, 2015 and 2014.

For the periods ended December 31, 2015 and 2014, the actual tax expense differs from the effective tax expense (benefit) based on the U.S. Federal tax rate of 34% as follows:

	2015	2014
Income taxes at Federal statutory rate	-34.0%	-34.0%
State income taxes, net of Federal income tax effect	-13.0%	-6.0%
Foreign tax rate differential	2.4%	0.0%
Change in valuation allowance	43.5%	40.0%
Other	1.1%	0.0%
Income tax provision	0.0%	0.0%

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 7                   INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows:

	2015	2014
U.S. net operating loss carryforwards	563,000	401,000
Stock compensation	206,000	-
Canadian Provincial income tax losses	402,000	333,000
Canadian Provincial scientific investment tax credits	201,000	193,000
	1,372,000	927,000
Valuation allowance	(1,372,000)	(927,000)
Net deferred tax assets	-	-

As of December 31, 2015 and 2014, the Company had federal net operating loss carryforwards (“NOL”) of approximately $1,310,000 and $1,041,000, respectively. The losses expire in stages beginning in 2024. The Company has not performed a detailed analysis to determine whether an ownership change under IRC Section 382 has occurred. The effect of an ownership change would be the imposition of annual limitation on the use of NOL carryforwards attributable to periods before the change Any limitation may result in expiration of a portion of the NOL before utilization. As of December 31, 2015 and 2014, the Company had state and local net operating loss carryforwards of approximately $1,303,000 and $1,033,000, respectively, to reduce future state tax liabilities also through 2035.

As of December 31, 2015 and 2014, the Company had Canadian NOL of approximately $1,256,000 and $980,000, respectively. The Canadian losses expire in stages beginning in 2026. As of December 31, 2015 and 2014, the Company also has unclaimed Canadian federal scientific research and development investment tax credits, which are available to reduce future federal taxes payable of approximately $201,000 and $193,000, respectively.

As a result of losses and uncertainty of future profit, the net deferred tax asset has been fully reserved. The net change in the valuation allowance during the years ended December 31, 2015 and 2014 was an increase of $445,000 and $67,000, respectively.

Foreign earnings are assumed to be permanently reinvested. U.S. Federal income taxes have not been provided on undistributed earnings of our foreign subsidiary.

The Company recognizes interest and penalties related to uncertain tax positions in selling, general and administrative expenses. The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2015 and 2014.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 8                 COLLABORATIVE AGREEMENTS

The Company and the University of Toronto, a stockholder of the Company (the “University”) entered into an agreement effective December 14, 2004 (the “Research Agreement”) for the performance of a research project titled “Evidence for existence of TCAP receptors in neurons” (the “Project”). The Research Agreement expired on March 31, 2013.

The Company and the University entered into an agreement effective April 1, 2014 (the “New Research Agreement”) for the performance of a research project titled “Teneurin C-terminal Associated Peptide (“TCAP”) mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism" (the “New Project”). The New Project is to perform research related to work done by a professor at the University and stockholder of the Company (the “Professor”) in regard to TCAP mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism. In addition to the New Research Agreement, the Professor entered into an agreement with the University in order to commercialize certain technologies. The New Research Agreement expired on March 31, 2015. In September 2015, the New Research Agreement was extended to March 31, 2016 which allows for further development of the technologies and use of their applications. Upon expiration of the agreement, payments to the University and research support from the University will suspend until an agreement can be made.

As of December 31, 2015 the University has been granted 129,000 stock options which are fully vested at exercise prices of $.26 and $1.00 exercisable over 10 year periods which ends either on March 15, 2016 or on April 1, 2022. As of December 31, 2015 the Professor has been granted 483,299 stock options which are fully vested, except for 62,500 stock options, at exercise prices of $0.26 and $1.00 exercisable over 10 or 13 year periods which ends either on March 15, 2016 or on March 1, 2027.

The sponsorship research and development expenses were $170,575 and $67,270 pertaining to the Research Agreements for the years ended December 31, 2015 and 2014, respectively.

NOTE 9                 LICENSING AGREEMENTS

On July 31, 2005, the Company had entered into a Technology License Agreement (“License Agreement”) with the University pursuant to which the University agreed to license to the Company patent rights and other intellectual property, among other things (the “Technologies”). The Technology License Agreement was amended on February 18, 2015 and currently does not provide for an expiration date.

Pursuant to the License Agreement and its amendment, the Company obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement and amendment. In consideration, the Company agreed to pay to the University a royalty payment of 2.5% of net sales of any product based on the Technologies. If the Company elects to sublicense any rights under the License Agreement and amendment, the Company agrees to pay to the University 10% of any up-front sub-license fees for any sub-licenses that occurred on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. The Company had no revenue for the years ended December 31, 2015 and 2014 and therefore was not subject to paying any royalties.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 9                  LICENSING AGREEMENTS (CONTINUED)

In the event the Company fails to provide the University with semi-annual reports on the progress or fails to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, the University may convert our exclusive license into a non-exclusive arrangement. Interest on any amounts owed under the License Agreement and amendment will be at 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the other inventors and/or the Professor, and/or the University, as the case may be. The Company has agreed to pay all out-of- pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, the Company may elect, at its own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses the Company may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to the University under the License Agreement and amendment.

The Company has incurred legal expense for research and development projects associated with the License Agreement and its amendment of $0 and $25,287 during the years ended December 31, 2015 and 2014, respectively.

The Company also incurred patent costs for research and development projects associated with the License Agreement and its amendment of $22,435 and $ 60,434 during the years ended December 31, 2015 and 2014, respectively.

The patent applications were made in the name of the Professor and other inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement and its amendment with the University. The Company maintains exclusive licensing agreements and it currently controls the six intellectual patent properties.

NOTE 10                  COMMITTMENTS AND CONTINGENCIES

Operating Lease with Related Party

The Company paid its sole employee and officer, a related party, serving as the interim president and chief operating officer of PTI U.S.A. and a director and president and chief operating officer of PTI Canada (the “Officer/Related Party”), rent on the property which the Company is renting. The Company occupies roughly 1/3 of the total rented area and pays rent in an amount approximately to 1/3 of the monthly rent on the property. As of December 31, 2015, the monthly rent is $430 per month. As of January 1, 2016 under the new employment agreement, we are no longer contractually obligated to pay this rent.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 10                  COMMITTMENTS AND CONTINGENCIES (CONTINUTED)

Employment Agreement

The Company had an employment agreement with its sole employee the Officer/Related Party which expired on December 31, 2015. The employment agreement indicated a salary of $6,489 per month plus a bonus, other healthcare benefits and was granted stock options during the year ended December 31, 2015, the Officer/Related Party has been granted 75,000 stock options, valued at $64,223 using the Black Scholes calculation of which $53,519 was expensed in 2015.

Consulting Agreement

PTI Canada entered into a consulting agreement with a stockholder of the Company, (the “Consultant”) which expired on December 31, 2015 pursuant to which the Consultant is responsible for overseeing i) design and development of enzyme-linked immunosorbent assay “(ELISA”), assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, and iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. As of December 31, 2015, the Consultant has been granted 100,000 stock options which are fully vested, except for 4,167 stock options, at an exercise price of $1.00 exercisable over 10 year periods which ends either on March 30, 2021 or on March 1, 2024. The stock options were valued at $42,816 using the Black Scholes calculation of which $35,680 was expensed in 2015. The Consultant is paid approximately CA$1,000 per month. Either party may terminate the agreement (a) immediately at any time upon written notice to the other party in the event of a breach of the agreement by the other party which cannot be cured (i.e. breach of the confidentiality obligations) and or (b) at any time without cause upon not less than fifteen (15) days’ prior written notice to the other party. Upon expiration or termination, neither the Company nor Consultant will have any further obligations under the consulting agreement.

The Company paid the Consultant $10,861 and $11,650 for research and development projects during the years ended December 31, 2015 and 2014, respectively.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11              SUBSEQUENT EVENTS

On February 12, 2016, Protagenic Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of Atrinsic, Inc., a Delaware corporation (“Atrinsic”), merged (the “Merger”) with and into the Company. The Company was the surviving corporation of that Merger. As a result of the Merger, Atrinsic acquired the business of the Company and will continue the existing business operations of the Company as a wholly-owned subsidiary. The Merger was accounted for as a reverse business combination.

Simultaneously with the Merger, on February 12, 2016, all of the issued and outstanding shares of the Company’s common stock converted, on a 1 for 1 basis, into shares of the Atrinsic’s Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”) (assuming no exercise of dissenters’ rights by any former Protagenic stockholder). Also on February 12, 2016, all of the issued and outstanding options to purchase shares of the Company’s common stock, and all of the issued and outstanding warrants to purchase shares of the Company’s common stock, converted, on a 1 for 1 basis, into options and new warrants, respectively, to purchase shares of Atrinsic’s Series B Preferred Stock. The new options will be administered under the Company’s 2006 Employee, Director and Consultant Stock Plan, which Atrinsic assumed and adopted on February 12, 2016, in connection with the Merger. Pursuant to the Certificate of Designations, each share of Series B Preferred Stock will immediately and automatically convert into one share of Common Stock at such time that we file an amendment to our certificate of incorporation effecting a one-for-15,463.7183 reverse stock split of our Common Stock so that we have a sufficient number of authorized and unissued shares of our Common Stock to permit the conversion of all outstanding shares of our Series B Preferred Stock into our Common Stock.

Concurrently with the closing of the Merger, we conducted the first closing of an offering (the “Private Offering”) of our Series B Preferred Stock. At the first closing, we sold 2,775,000 shares of Series B Preferred Stock at a purchase price of $1.25 per share, for which we received total gross consideration of $3,468,750. Of this amount, $350,000 consisted of conversion of outstanding stockholder debt held by Garo H. Armen, our chairmen and a member of our board of directors, inclusive of accrued but unpaid interest and $150,000 consisted of the conversion of Predecessor debt (inclusive of accrued but unpaid interest) held by shareholders of the Predecessor which was incurred to pay expenses of the Transactions, as defined below, incurred by or on behalf of the Predecessor. On March 2, 2016 we completed the second closing of the Private Offering, at which we issued an additional 913,200 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $1,141,500. On April 15, 2016 we completed the final closing of the Private Offering, at which we issued an additional 420,260 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $525,325.

For all three closings, we raised total gross proceeds of $4,635,575 and total net proceeds of $4,283,438 (or total gross proceeds of $5,135,575 and total net proceeds of $4,783,438, including the conversion of the $500,000 in principal and interest referred to above). We issued 4,108,460 shares of Series B Preferred Stock to investors in the Private Offering. The Placement Agent and its selected dealers were paid total cash commissions of $159,183 and the Placement Agent was paid an expense allowance of $15,000 and was issued (together with its selected dealers) Placement Agent Warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 12              RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the original issuance of the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013, Company’s management determined it had misclassified $179,098 of stock compensation expense that arose prior to 2013. Management has evaluated the effect of the error and determined it qualitatively was immaterial to the Company’s financial position and results of operations for the years ended December 31, 2014 and 2013. In accordance with guidelines issued in Staff Accounting Bulletin No. 108, we have revised the financial statements included herein and recorded the adjustment to opening equity. The impact of the revision on the Company’s balance sheet and statement of cash flows is illustrated on a condensed basis below. As a result of the aforementioned reclassification adjustment, there was no impact on the 2014 Statement of Operations.

Balance Sheet	Amounts Previously Reported	Adjustment	As Restated
Additional paid in capital	$5,580,548	$(179,058)	$5,401,490
Accumulated deficit	$(5,461,933)	$179,058	$(5,282,875)

Statement of Cash Flows	Amounts Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Stock based compensation	$264,226	$(179,058)	$85,168
Effect of exchange rate on cash and cash equivalents	$(156,338)	$179,058	$22,720